Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
                                           12-03-2014
Security Type:
                                           BND/CORP

Issuer
                                           UnitedHealth Group
Incorporated
(2019)
Selling Underwriter
                                           Merrill Lynch, Pierce,
                                                   Fenner & Smith

Incorporated Affiliated Underwriter(s)
                                           [X] PNC Capital
                                                  Markets LLC
                                           [ ] Other:
List of Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Morgan Stanley &
Co. LLC, Barclays Capital Inc., BNY Mellon
Capital Markets, LLC, Citigroup Global
Markets Inc., Credit Suisse Securities
(USA) LLC, Deutsche Bank Securities Inc.,
RBS Securities Inc., UBS Securities LLC,
U.S. Bancorp Investments, Inc., Wells
Fargo Securities, LLC, BB&T Capital
Markets, a division of BB&T Securities,
LLC, BMO Capital Markets Corp., Fifth
Third Securities, Inc., HSBC Securities
(USA) Inc., Itau BBA USA Securities, Inc.,
KeyBanc Capital Markets Inc., Loop Capital
Markets LLC, PNC Capital Markets LLC,
Regions Securities LLC

Transaction Details
Date of Purchase
                                           12-03-2014

Purchase Price/Share(per share / % of par)
                                           $99.821
Total Commission, Spread or Profit
                                           0.350%

1. Aggregate Principal Amount Purchased (a+b)
                                           $50,000,000
a. US Registered Funds
(Appendix attached with individual Fund/Client purchase)
                                           $2,445,000
b. Other BlackRock Clients
                                           $47,555,000
2. Aggregate Principal Amount of Offering
                                           $500,000,000
Fund Ratio  [Divide Sum of #1 by #2] Must be less than 0.25
                                            0.10000

Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
                                           [X] YES
                                           [ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
                                           [X] YES
                                           [ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
                                           Dillip Behera
                                           Global Syndicate Team Member
Date:                                      12-05-2014

Approved by:
                                           Betsy Mathews
                                           Steven DeLaura
                                           Global Syndicate Team Member
Date:
                                           12-05-2014